Exhibit 99.1

            Alastair Wood, MD, Joins Antigenics' Board of Directors

     NEW YORK--(BUSINESS WIRE)--Sept. 10, 2004--Antigenics Inc. (NASDAQ: AGEN) today announced the appointment of Alastair J. J. Wood, MD, to its board of directors. Dr. Wood, a 2002 nominee for commissioner of the US Food and Drug Administration (FDA), currently serves as associate dean, attending physician and tenured professor of medicine and pharmacology at Vanderbilt Medical School in Nashville, Tenn. His appointment brings more than 20 years of health care and pharmaceutical experience to Antigenics' board of directors.
     "Dr. Wood's wealth of expertise in the areas of drug development and regulatory affairs will clearly be a valuable asset to Antigenics," said Garo H. Armen, PhD, chairman and CEO of Antigenics. "We look forward to his contributions and counsel as Antigenics looks to commercialize its lead product."
     In addition to numerous past and present positions at Vanderbilt, Dr. Wood was a member of the FDA's cardiovascular and renal advisory committee and is currently a member of the agency's nonprescription drug advisory committee. Dr. Wood has also been a member and chairman of the National Institutes of Health study sections, acted as consultant to several pharmaceutical companies, investors, venture capital funds and major academic institutions, and served in a similar capacity for various philanthropic grant-giving bodies. Most recently, he was the drug therapy editor of The New England Journal of Medicine from 1992 through 2004, and is on the editorial boards of Clinical Pharmacology and Therapeutics and The British Journal of Clinical Pharmacology. Dr. Wood received his medical degree from St. Andrew's University and Dundee Medical School in Scotland.

     About Antigenics

     Antigenics is working to develop personalized immunotherapeutics and revolutionary treatments for cancers and infectious diseases. The company's lead product in development is Oncophage(R) (HSPPC-96), a late-stage, personalized cancer vaccine being evaluated in several indications, including renal cell carcinoma and metastatic melanoma. Antigenics' portfolio of investigational products also includes AG-858 (HSPPC-70), a personalized cancer vaccine in Phase 2 development; two Phase 2 liposomal cancer treatments, Aroplatin(TM) and ATRA-IV; and AG-702/AG-707, a Phase 1 genital herpes program. For more information about Antigenics, please visit www.antigenics.com.

     This press release contains forward-looking statements, including statements regarding the benefits of Dr. Wood joining Antigenics' board of directors and the potential commercialization of Oncophage. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. Risks and uncertainties relating to commercialization of Oncophage and our other product candidates include, among others, the ability to satisfy the FDA and other regulatory authorities regarding product characterization, safety, efficacy, and the structure of clinical trials; the results of clinical trials; the ability to successfully prepare Oncophage and other product candidates; and the factors described in the company's periodic filings with the Securities and Exchange Commission. Please see the disclosure under the heading "Factors That May Impact Future Results" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of the Antigenics Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2004, for a more complete discussion of these and other risk factors. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics' business and securities, investors should give careful consideration to these risks and uncertainties.

     CONTACT: Antigenics Inc.
              Sunny Uberoi, 212-994-8206
              suberoi@antigenics.com
                     or
              Investor Relations
              Jack Howarth, 212-994-8244
              jhowarth@antigenics.com